UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2005

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

2401 Commerce Drive, Libertyville, Illinois 60048

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As part of an effort to diversify their personal holdings, the following senior executives of Allscripts Healthcare Solutions, Inc. (“Allscripts”) placed an order on March 1, 2005 with WR Hambrecht + Co., LLC, as broker, to execute the proposed sale of a minority of their respective holdings in Allscripts, pursuant to Rule 144 under the Securities Act of 1933: Glen E. Tullman, Allscripts Chief Executive Officer; Lee A. Shapiro, President; Joseph E. Carey, Chief Operating Officer; William J. Davis, Chief Financial Officer; Laurie McGraw, President of the Clinical Solutions Group; and T. Scott Leisher, Executive Vice President (collectively, the “Executives”). The number of Allscripts shares sold by each of the Executives pursuant to the order aggregated to approximately 570,000 shares and represents less than seventeen percent (17%) of their respective Allscripts holdings, including stock and options. Mr. Tullman’s sale represented approximately 7% of his Allscripts holdings. Details of the exact number of shares sold by each of the Executives will be reflected in Securities and Exchange Commission filings pursuant to Rule 144 and Section 16.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: March 3, 2005	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer